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                                                            Exhibit 99 (8) (j)

                                AMENDMENT TO THE
                             TRANSFER AGENCY-RELATED
                          SERVICES DELEGATION AGREEMENT

     This Amendment, effective as of the 3rd day of April, 2006, is made to the Transfer Agency-Related Services Delegation Agreement dated as of November 13, 2002 and assigned as of January 1, 2004 (the "Agreement") by and between UBS Financial Services Inc. (the "Company") (as assignee from UBS Global Asset Management (US) Inc.) and PFPC Inc. ("PFPC") with respect to the series of UBS PACE Select Advisors Trust (the "Trust").

     WHEREAS, the Company and PFPC desire to extend the Agreement to include two new series of the Trust thereunder, namely its UBS PACE Alternative Strategies Investments and its UBS PACE High Yield Investments:

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Appendix B of the Agreement is hereby amended by the addition of the following at the end of the section captioned "UBS PACE":

     (Addition to Exhibit B to include new series of UBS PACE Select Advisors Trust effective as of April 3, 2006)

                                                  TOTAL      PFPC         UBS       ESTIMATED
                                                   FEE    ALLOCATION   ALLOCATION      OOP
                                                  -----   ----------   ----------   ---------
UBS PACE High Yield Investments               A   16.00      6.00         9.07         0.93
UBS PACE High Yield Investments               B   17.00      6.78         9.29         0.93
UBS PACE High Yield Investments               C   17.00      6.78         9.29         0.93
UBS PACE High Yield Investments               P   16.00      6.00         9.07         0.93
UBS PACE High Yield Investments               Y   16.00      6.00         9.07         0.93
UBS PACE Alternative Strategies Investments   A   16.00      6.00         9.07         0.93
UBS PACE Alternative Strategies Investments   B   17.00      6.78         9.29         0.93
UBS PACE Alternative Strategies Investments   C   17.00      6.78         9.29         0.93
UBS PACE Alternative Strategies Investments   P   16.00      6.00         9.07         0.93
UBS PACE Alternative Strategies Investments   Y   16.00      6.00         9.07         0.93

2. The Agreement, as amended by this and any prior amendments, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee,

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     servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PFPC INC.                                UBS FINANCIAL SERVICES INC.


By: /s/ Michael G. McCarthy              By: /s/ Robert M. Zakem
    -----------------------------------      -----------------------------------
    Name:  Michael G. McCarthy               Name:  Robert M. Zakem
    Title: Sr. V.P. and General Manager      Title: Executive Director
                                                    Head of Fund Services-US


                                         By: /s/ Stephen C. Roussin
                                             -----------------------------------
                                             Name:  Stephen C. Roussin
                                             Title: Managing Director,
                                                    Head of Investment
                                                    Solutions-US


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